CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Sphere 500 Fossil Free Fund, a series of shares of beneficial interest in Manager Directed Portfolios, filed with the Securities and Exchange Commission.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
October 4, 2021